Exhibit 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF

INTERNATIONAL TEXTILE GROUP, INC.

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of International Textile Group, Inc. (the “Company”) for the three months ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gail A. Kuczkowski, Vice President and Chief Accounting Officer of the Company, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2010

/s/ Gail A. Kuczkowski
Gail A. Kuczkowski
Vice President and Chief Accounting Officer

The foregoing statement is being furnished to accompany the Report solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of International Textile Group, Inc. that incorporates the Report by reference. A signed original of this written statement required by Section 906 has been provided to International Textile Group, Inc. and will be retained by International Textile Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.